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                                                             EXHIBIT NO. 10.55

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

         AMENDMENT OF MEDNOSTICS(TM) COLLABORATION AND LICENSE AGREEMENT
                                     BETWEEN
                        GENAISSANCE PHARMACEUTICALS, INC.
                                       AND
                                  BIOGEN, INC.

                          DATED AS OF DECEMBER 18, 2002

This is an Amendment of the Collaborative and License Agreement dated January 31, 2002 (hereinafter, the "Agreement"), by and between Genaissance Pharmaceuticals, Inc. ("Genaissance"), a Delaware corporation and having its principal place of business at Five Science Park, New Haven, CT 06511, and Biogen, Inc. ("Biogen"), a Massachusetts corporation having its principal place of business at 14 Cambridge Center, Cambridge, MA 02142.

                                   WITNESSETH:

WHEREAS Genaissance and Biogen are presently involved in collaboration on a study of the pharmacogenetic basis of variability in response to Biogen's biologic Alefacept; and further, the licensing from Genaissance to Biogen of certain genetic variation markers to develop diagnostic tests for use in connection with marketing of Alefacept;

and

WHEREAS the Steering Committee, in accordance with Article II Section 2.3 of the Agreement, has approved the additional work performed under the Agreement.

NOW THEREFORE, in consideration of the premises and mutual promises herein contained, Genaissance and Biogen have agreed as follows:

I. The Agreement is hereby amended solely as set forth in this Amendment. Capitalized terms not amended or newly defined herein have the same meaning as agreed to in the License Agreement.

II. This Amendment shall become effective as of the date first written above, and shall continue in force for the full Term of the Agreement as defined in Article X thereof.

III. The additional work performed by Genaissance under the Phase I Research Plan is as follows:

     A. For the [**] samples queued for sequencing on an additional [**] genes (a subset of the [**] samples used in previous drug response analyses and consisting of [**] [**] and [**] with a [**] of at least [**]:

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           1. Drug response Markers for [**]
           2. [**] as appropriate

     B. For all subjects in the cohort on [**] genes ([**]Amevive(R)[**] and [**]placebo-treated patients, including [**]):
           1.   Age of onset of [**]
           2. [**] disease genes: all patients versus the Genaissance Index Repository of non-diseased Caucasian individuals
           3. PD/efficacy relationship: analysis of [**] to include a maximum of [**] as agreed upon by the Steering Committee

     C. Study markers of [**] to predict response: [**] as agreed upon by the Steering Committee

IV. In consideration for the additional work performed under this Amendment, Genaissance will invoice Biogen for the amount of [**] (US$[**]) dollars, payable upon receipt.

IN WITNESS WHEREOF, Genaissance and Biogen have executed this Amendment of the Agreement in duplicate as of the day and year first written above.

GENAISSANCE PHARMACEUTICALS, INC.        BIOGEN, INC.


/s/ Krishnan Nanaalan                    /s/ Burt Adelman
---------------------                    ----------------
Krishnan Nanaalan, Ph.D.                 Burt Adelman, M.D.
Vice President, Alliances                Executive V.P. - Research & Development

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